UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2017

Heron Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4242 Campus Point Court, Suite 200, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 251-4400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2017, Heron Therapeutics, Inc. (the "Company") entered into a First Amendment to Lease (the "Lease Amendment") with AP3-SD1 Campus Point LLC (the "Landlord"), amending that certain Lease, dated October 18, 2016, by and between the Company and the Landlord (the "Lease"). The Lease Amendment provides for a change to the expiration date of the Lease term from April 16, 2024 to April 15, 2024, an acknowledgement by the Company of the timely delivery by the Landlord of Phase One and Phase Two of the leased premises, certain abated base rent terms, and the Company’s exercise of its option for and receipt of additional allowance funds and the amortization thereof, among other things.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company will have contractual payment obligations under the Lease, as amended by the Lease Amendment, as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No./ Description

10.1 First Amendment to Lease dated March 15, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

March 17, 2017	By:	/s/ David L. Szekeres

Name: David L. Szekeres
Title: Senior Vice President, General Counsel, Business Development and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Lease dated March 15, 2017